Exhibit 16.1
BLANCHFIELD, KOBER & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

Charles W. Blanchfield, CPA	Joseph Mortimer, CPA
Thoams G. Kober, CPA	Steven W. Lyon, CPA

June 7, 2007

Securities and Exchange Commission
100 F. Street N.E.
Washington, D.C. 20549

Re: Murray United Development Corp.

Gentlemen:

We have read the statements made by Murray United Development Corp., which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Report on Form 8-K/A dated as of June 11, 2007.

We agree with the statement concerning our firm in said 8-K/A.

Very truly yours,

Blanchfield, Kober & Company, P.C.
Blanchfield, Kober & Company, P.C.

Thomas Kober, CPA
Partner